                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
ChromaVision Medical Systems, Inc.


We consent to the use of our report dated February 4, 1999, incorporated herein by reference in the Registration Statement on Form S-3 of ChromaVision Medical Systems, Inc., relating to the balance sheets of ChromaVision Medical Systems, Inc. (a development stage enterprise) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows of ChromaVision Medical Systems, a development stage enterprise and a division of XL Vision, Inc., for the period from January 1, 1996 through March 27, 1996, and ChromaVision Medical Systems, Inc. for the period from March 28, 1996 (incorporation) through December 31, 1996, and for the years ended December 31, 1997 and 1998 and for the cumulative development stage from April 1, 1993 (inception) through December 31, 1998, and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP


Orange County, California
September 28, 1999